AGREEMENT TO PARTICIPATE IN THE
EXTREME NETWORKS, INC.
EXECUTIVE CHANGE IN CONTROL SEVERANCE PLAN
As Amended and Restated February 12, 2014

This Participation Agreement summarizes the benefits provided to ______________________ (“you”) by Extreme Networks, Inc. (the “Company”) under the Company’s Executive Change in Control Severance Plan (As Amended and Restated dated February 12, 2014) (the “Plan”). All references to the “Participant” in the Plan shall be deemed to refer to you. In consideration for the benefits provided through the Plan, you agree that you shall become a Participant in the Plan as of the date signed by the Company set forth below (the “Effective Date”) and shall be fully bound by and subject to all its provisions. [Instruction: Include the following language if the undersigned party is already a Participant under the Plan [This Agreement supersedes the Participation Agreement previously signed by you on _____________.

Except as otherwise provided in this document, capitalized terms in this Participation Agreement shall have the same meaning as in the Plan. Your rights pursuant to this Participation Agreement shall apply for a period of three (3) years from the Effective Date subject to further renewals at the discretion of the Company.

[Instruction: Choose Option 1, 2 or 3 and delete other Options.]

Option #1 (CEO)

[You acknowledge and agree that, for purposes of the Plan, the “Severance Benefit Period” applicable to you under the Plan shall be a period of 18 months.
If your employment is terminated by the Company without Cause or you terminate due to Good Reason either upon a Change in Control or within the twelve (12) month period commencing on the date of the consummation of a Change in Control and you sign a Release as described in the Plan, you will be entitled to receive:

•
a lump sum payment equal to 18 months of your then current base salary and 18 months of your then current on-target annual bonus (The timing of this payment will occur as set forth in the Plan and in compliance with Section 409A of the Internal Revenue Code.);

•	100% acceleration of the vesting of outstanding Equity Awards; and

•	certain other health insurance and other benefits as described in the Plan.]

Option #2 (Officers)

[You acknowledge and agree that, for purposes of the Plan, you are an “Officer” (as such term is defined by the Plan) as of the date of this Agreement. The “Severance Benefit Period” applicable to you under the Plan shall be a period of 12 months.

If your employment is terminated by the Company without Cause or you terminate due to Good Reason either upon a Change in Control or within the twelve (12) month period commencing on the date of the consummation of a Change in Control and you sign a Release as described in the Plan, you will be entitled to receive:

•
a lump sum payment equal to 12 months of your then current base salary and 12 months of your then current on-target annual bonus (The timing of this payment will occur as set forth in the Plan and in compliance with Section 409A of the Internal Revenue Code.);

•	100% acceleration of the vesting of outstanding Equity Awards; and

•	certain other health insurance and other benefits as described in the Plan.]

Option #3 (Vice Presidents)

[You acknowledge and agree that, for purposes of the Plan, you are a “Vice President” but not an “Officer” (as such terms are defined by the Plan) as of the date of this Agreement. The “Severance Benefit Period” applicable to you under the Plan shall be a period of 6 months.

If your employment is terminated by the Company without Cause or you terminate due to Good Reason either upon a Change in Control or within the twelve (12) month period commencing on the date of the consummation of a Change in Control and you sign a Release as described in the Plan, you will be entitled to receive:

•
a lump sum payment equal to 6 months of your then current base salary and 6 months of your then current on-target annual bonus (The timing of this payment will occur as set forth in the Plan and in compliance with Section 409A of the Internal Revenue Code.);

•	100% acceleration of the vesting of outstanding Equity Awards; and

•	certain other health insurance and other benefits as described in the Plan.]

You acknowledge that the Plan confers significant legal rights and may also constitute a waiver of rights under other agreements with the Company; that the Company has encouraged you to consult with your personal legal and financial advisors; and that you have had adequate time to consult with your advisors before executing this agreement. You acknowledge that you have received a copy of the Plan and have read, understood and are familiar with the terms and provisions of the Plan.
You further acknowledge that, except as otherwise established in an employment agreement between the Company and you, the employment relationship between you and the Company is an “at-will” relationship.
The Plan contains additional terms and conditions relating to the matters addressed in this Participation Agreement. Such provisions are incorporated into this Agreement by reference. In the event of any conflict between this Participation Agreement and the Plan, the terms of the Plan shall govern.

Executed on _________________________.

PARTICIPANT		EXTREME NETWORKS, INC.

By:
Signature

Title:
Name Printed

Date:
Address
(the "Effective Date")